UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 26, 2024

Date of Report (Date of earliest event reported)

Shonghoya Intl. Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52323	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

401 Ryland st, ste 200a, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (661) 519-5708

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On October 31, 2024, the District Court in and for Clark County, Nevada, issued an order (the "Order") appointing Junhua Guo as custodian of Shonghoya Intl. Group, Inc., a Nevada corporation (the "Corporation"). Pursuant to the Order and applicable state law, the court-appointed custodian reinstated the Corporation's charter with the Nevada Secretary of State and has taken other required actions to revitalize the Corporation, including the appointment of Mr. Danping Sheng to serve as the Corporation's President, CEO and Director, Mr. Guo as the Secretary, Treasurer, CFO and Director until such time as the replacement(s) can be appointed.

Mr. Sheng, a partner at Huayi Xin Capital (www.hyxinvest.com), has supported numbers of companies in early-stage shareholding reforms, equity incentives, and IPO guidance. He has successfully led over ten companies through IPO projects, with a cumulative financing total over $300 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHONGHOYA INTL. GROUP, INC.

Date: November 26, 2024	By:	/s/ Junhua Guo
Junhua Guo, Court-Appointed Custodian and CFO